Exhibit 15.4

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.333-278348) of our report dated May 1, 2025, with respect to the consolidated financial statements of Antelope Enterprise Holdings Limited as of and for the year ended December 31, 2024, appearing in this Form 20-F/A for the year ended December 31, 2024.

/s/ Assentsure PAC

Singapore

August 5, 2025